Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765 www.cytyc.com

Stephanie Carrington
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Williams
Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC TO HOLD 2005 INVESTOR DAY ON DECEMBER 7, 2005

Web Cast to be Available through December 21, 2005

Marlborough, Mass., December 6, 2005 – Cytyc Corporation (Nasdaq: CYTC), a leading women’s health company, announced today that the Company will host an Investor Day for institutional investors and analysts at the Four Seasons Hotel in New York City on Wednesday, December 7, 2005, from 8:30 a.m. to 1:00 p.m. ET.

Presentations by Cytyc’s senior executives will encompass a business and strategy review, an international update, and financial guidance for 2006. Company presenters will include: Patrick J. Sullivan, chairman, president, and chief executive officer; Daniel J. Levangie, executive vice president and chief commercial officer; James Linder, M.D., senior vice president and chief medical officer; David P. Harding, president, Cytyc International; John P. McDonough, senior vice president, development and operations; and Timothy M. Adams, chief financial officer.

The event will also feature physician clinical overviews with three leading clinicians and a fireside chat on their experience with Cytyc diagnostic and surgical products. Guest presenters will include: Ralph M. Richart, M.D., Professor of Pathology in Obstetrics & Gynecology, Vice Chairman, Department of Pathology, Columbia University College of Physicians & Surgeons; Mary Katherine Hayes, M.D., Clinical Director, Department of Radiation Oncology, New York Presbyterian Hospital-Weill-Cornell Medical Center; and Christian S. Pope, M.D., Obstetrician & Gynecologist, Clinical Instructor, Tufts University School of Medicine, Boston.

A live web cast of the event, along with the presentation materials, will be available at http://ir.cytyc.com. A replay of the conference will be available at Cytyc’s Web site beginning shortly after the event ends on December 7 and will remain available until December 21, 2005.

Cytyc Corporation is a leading women’s health company that designs, develops, manufactures, and markets innovative and clinically effective products. Cytyc products cover a range of women’s health applications, including cervical cancer screening, breast cancer risk assessment, treatment of excessive menstrual bleeding, and treatment of breast cancer.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc is a registered trademark of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and product acceptance, management of growth and product diversification, entry into new market segments domestically and new international markets, risks associated with litigation, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2004 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.